                                                                       EXHIBIT 5

                                                                    June 9, 1995

WMX Technologies, Inc.
3003 Butterfield Road
Oak Brook, Illinois 60521

Ladies and Gentlemen:

           $1,000,000,000 aggregate purchase price of debt securities

  In my capacity as General Counsel of WMX Technologies, Inc., a Delaware corporation (the "Company"), I have represented the Company in connection with the registration under the Securities Act of 1933 of $1,000,000,000 aggregate principal amount of the Company's debt securities (the "Securities") to be issued in one or more series under an indenture dated as of June 1, 1993 (the "Indenture"), between the Company and The Fuji Bank and Trust Company, as trustee, and to be registered with the Securities and Exchange Commission (the "Commission") by the filing of a registration statement on Form S-3 (the "Registration Statement").

  In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I have deemed it necessary to examine for the purpose of this opinion.

  Based on such examination, it is my opinion that:

    1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

    2. Upon issuance of Securities in accordance with the Indenture and the sale of such Securities as described in the prospectus and the applicable prospectus supplement, the Securities will be legally issued and will constitute the valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture and the related board resolution, except as enforcement may be limited by bankruptcy, insolvency or other laws generally affecting the enforcement of creditor's rights, and by general principles of equity.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, and to the reference made to me in the Registration Statement under the caption "Legal Opinions." In giving this consent, I do not admit that I am within the category of persons whose consent is required by section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                                   /s/ Herbert A. Getz
                                          _____________________________________
                                                     HERBERT A. GETZ
                                                     GENERAL COUNSEL
                                                 WMX TECHNOLOGIES, INC.